Exhibit 99.1

FOR IMMEDIATE RELEASE

Cereplast Begins Bioplastics Production in Indiana
Company Headquarters Moved to El Segundo CA

El Segundo, California & Seymour, Ind. March 2, 2010 — Cereplast, Inc. (OTCBB: CERP) (“Cereplast” or “the Company”) a leading manufacturer of proprietary bio-based, sustainable plastics, announced today that it has begun production at its new facility in Seymour, Indiana. The Company also announced that it has moved its corporate headquarters to offices in El Segundo, California, from Hawthorne, California.

The new facility, which occupies approximately 110,000 square feet on 14 acres of land, is located one hour south of Indianapolis and houses Cereplast’s research and development operations and state-of-the-art manufacturing equipment for the Company’s bio-plastic resins. The new plant will have an increased production capacity of approximately 80 Million pounds of bioplastic resin when operating at full capacity.

“We are excited to have begun production at our new facility in Seymour as part of our strategy to streamline our operations and provide the best quality product at an attractive price,” said Mr. Frederic Scheer, Founder, Chairman and CEO of Cereplast, Inc. “The Indiana plant will allow us to significantly reduce our costs across the board as compared to our operations in California and focus on our core strengths: the development and marketing of our bio-plastic resins to the worldwide consumer and industrial plastics markets.”

In order to ensure that operations run smoothly, Cereplast’s head of production and head of Technology are now based in Indiana to head up the new facility and will be supported by Mr. Scheer, who will reside in Indiana one week per month in order to be on location. “Our move to a geographically central region will enhance our operations, allowing us to best serve our growing client base in the United States,” added Mr. Scheer.

About Cereplast, Inc.

Cereplast, Inc. designs and manufactures proprietary bio-based, sustainable plastics which are used as substitutes for petroleum-based plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions — at a pricing structure that is competitive with petroleum-based plastics. On the cutting-edge of bio-based plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables Resins® are ideally suited for single use applications where high bio-based content and compostability are advantageous, especially in the food service industry. Cereplast Hybrid Resins® combine high bio-based content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Source: Cereplast, Inc.

Contact:

Cereplast Media Contact:
Beckerman
Vice President
Laura Finlayson
201-465-8007
pr@cereplast.com

IRTH Communications, LLC
Andrew W. Haag
Managing Partner
866-976-IRTH (4784)
cerep@irthcommunications.com

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